FEDERAL DEPOSIT INSURANCE CORPORATION
                                WASHINGTON, D.C.


                                   FORM 10-QSB

               QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                    For Quarterly Period Ended March 31, 1998

                         FDIC Certificate Number 27055-5


                              CLOVER COMMUNITY BANK
--------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


        SOUTH CAROLINA                                  57-0840819
---------------------------------             ---------------------------------
 (State or other jurisdiction of              (IRS Employer Identification No.)
  incorporation or organization)


                               124 N. MAIN STREET
                          CLOVER, SOUTH CAROLINA 29710
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (803) 222-7660
--------------------------------------------------------------------------------
                           (Issuer's telephone number)


     Check  whether  the issuer (1) filed all  reports  required  to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

     Yes [X]     No [ ]


     State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: Common Stock, $1.25 par value, 1,011,020 Shares Outstanding on April 30, 1998


Transitional Small Business Format (Check one):  Yes  [ ]   No  [X]

                              CLOVER COMMUNITY BANK

                                   FORM 10-QSB


                                      Index                                 Page



Part I -          FINANCIAL INFORMATION

Item 1.           Financial Statements

                  Balance Sheet                                                3
                  Statement of Income                                          4
                  Statement of Comprehensive Income                            5
                  Statement of Changes in Shareholders' Equity                 6
                  Statement of Cash Flows                                      7
                  Notes to Financial Statements                                8

Item 2.           Management's Discussion and Analysis                      9-10

PART II -         OTHER INFORMATION

Item 1.           Legal Proceedings                                            *

Item 2.           Changes in Securities and Use of Proceeds                    *

Item 3.           Defaults Upon Senior Securities                              *

Item 4.           Submission of Matters to a Vote                              *
                    of Security Holders

Item 5.           Other Information                                            *

Item 6.           Exhibits and Reports on Form 8-K                             *


SIGNATURES




*Item is not applicable or the answer thereto is in the negative.             11

CLOVER COMMUNITY BANK

Balance Sheet

                                                      (Unaudited)
                                                        March 31,   December 31,
                                                           1998            1997
                                                       ------------    --------
                                                          (Dollars in thousands)
Assets
  Cash and due from banks                              $    1,434    $    1,451
  Interest bearing deposits in other banks                    340           441
  Federal funds sold                                        4,230         1,535
  Available-for-sale securities                            15,179        16,136
  Other investments                                           377           377
  Loans                                                    31,140        31,886
    Less allowance for loan losses                           (272)         (272)
                                                       ----------    ----------
          Loans - net                                      30,868        31,614
  Premises and equipment - net                                780           760
  Accrued interest receivable                                 269           344
  Other assets                                                230           251
                                                       ----------    ----------

          Total assets                                 $   53,707    $   52,909
                                                       ==========    ==========

Liabilities
  Deposits
    Noninterest bearing demand                         $    4,674    $    3,891
    Interest bearing transaction accounts                  12,223        12,294
    Savings                                                 2,624         2,439
    Certificates of deposit $100M and over                  3,713         4,253
    Other time deposits                                    19,704        19,091
                                                       ----------    ----------
          Total deposits                                   42,938        41,968
  Long-term debt                                            4,000         4,000
  Accrued interest payable                                    383           351
  Other liabilities                                           115            49
                                                       ----------   -----------
          Total liabilities                                47,436        46,368
                                                       ----------   -----------

Shareholders' equity
  Common stock - $1.25 par value; 3,000,000 shares
    authorized; 1,011,020 shares issued
    and outstanding                                         1,264         1,264
  Capital surplus                                           2,070         2,070
  Undivided profits                                         2,770         3,039
  Accumulated other comprehensive income                      167           168
                                                       ----------   -----------
          Total shareholders' equity                        6,271         6,541
                                                       ----------   -----------

          Total liabilities and
            shareholders' equity                       $   53,707   $    52,909
                                                       ==========   ===========











See notes to financial statements.

CLOVER COMMUNITY BANK

Statement of Income

                                                                (Unaudited)
                                                            Three Months Ended
                                                                 March 31,
                                                           1998            1997
                                                           ----            ----
                                        (Dollars in thousands, except per share)

Interest income
  Loans, including fees                                $      792    $      758
  Interest bearing deposits in other banks                      5             7
  Securities
    Taxable                                                   193           191
    Tax-exempt                                                 43            44
  Federal funds sold                                           22            21
  Other investments                                             9             8
                                                       ----------    ----------
          Total interest income                             1,064         1,029
                                                       ----------    ----------

Interest expense
  Time deposits $100,000 and over                              47            53
  Other deposits                                              338           352
  Federal funds purchased                                       2
  Long-term debt                                               59            56
                                                       ----------    ----------
          Total interest expense                              446           461
                                                       ----------    ----------

Net interest income                                           618           568
Provision for loan losses                                       -             -
                                                       ----------    ----------
Net interest income after provision                           618           568
                                                       ----------    ----------

Other income
  Service charges on deposit accounts                          84            67
  Credit life insurance commissions                             -             6
  Other service charges, commissions and fees                   8             7
                                                       ----------    ----------
          Total other income                                   92            80
                                                       ----------    ----------

Other expenses
  Salaries and employee benefits                              186           175
  Net occupancy expense                                        25            12
  Furniture and equipment expense                              54            43
  Other expense                                               102            86
                                                       ----------    ----------
          Total other expenses                                367           316
                                                       ----------    ----------

Income before income taxes                                    343           332
Income tax expense                                            106           103
                                                       ----------    ----------

Net income                                             $      237    $      229
                                                       ==========    ==========


Per share
  Average shares outstanding                            1,011,020     1,011,020
  Net income                                           $      .23    $      .23
  Cash dividends declared                                     .50           .50



See notes to financial statements.

CLOVER COMMUNITY BANK

Statement of Comprehensive Income

                                                                (Unaudited)
                                                            Three Months Ended
                                                                 March 31,
                                                           1998            1997
                                                           ----            ----
                                                          (Dollars in thousands)

Net income                                             $      237    $      229
                                                       ----------    ----------
  Other comprehensive income (loss)
    Change in unrealized holding gains and
      losses on available-for-sale securities                  (1)           23
    Income tax expense (benefit) on other
      comprehensive income                                      -             8
                                                       ----------    ----------
          Total other comprehensive income (loss)              (1)           15
                                                       ----------    ----------

Comprehensive income                                   $      236    $      244
                                                       ==========    ==========




































See notes to financial statements.

CLOVER COMMUNITY BANK

Statement of Changes in Shareholders' Equity

                                   (Unaudited)



                                           Common Stock
                                           ------------                                    Accumulated
                                       Number                                              Other Com-
                                         of                       Capital      Undivided   prehensive
                                       Shares           Amount    Surplus      Profits       Income       Total
                                       ------           ------    -------      -------       ------       -----
                                                                 (Dollars in thousands)

Balance January 1, 1997                 1,011,020   $    1,264   $    2,070   $    2,641   $       62   $    6,037
Net income for period                                                                229                       229
Cash dividends declared -
  $.50 per share                                                                    (506)                     (506)
Unrealized net holding gains on
  available-for-sale securities,
  net of taxes                                                                                     15           15
                                       ----------   ----------   ----------   ----------   ----------   ----------

Balance March 31, 1997                  1,011,020   $    1,264   $    2,070   $    2,364   $       77   $    5,775
                                       ==========   ==========   ==========   ==========   ==========   ==========


Balance January 1, 1998                 1,011,020   $    1,264   $    2,070   $    3,039   $      168   $    6,541
Net income for period                                                                237                       237
Cash dividends declared -
  $.50 per share                                                                    (506)                     (506)
Unrealized net holding losses on
  available-for-sale securities,
  net of taxes                                                                                     (1)          (1)
                                       ----------   ----------   ----------   ----------   ----------   ----------

Balance March 31, 1998                  1,011,020   $    1,264   $    2,070   $    2,770   $      167   $    6,271
                                       ==========   ==========   ==========   ==========   ==========   ==========



































See notes to financial statements.

CLOVER COMMUNITY BANK

Statement of Cash Flows

                                                             (Unaudited)
                                                          Three Months Ended
                                                               March 31,
                                                          1998          1997
                                                          ----          ----
                                                        (Dollars in thousands)
Operating activities
  Net income                                          $      237  $      229
  Adjustments to reconcile net income to net
    cash provided by operating activities
      Depreciation                                            33          28
      Securities accretion and premium amortization            5           5
      Decrease in interest receivable                         75          57
      Increase in interest payable                            32          57
      Decrease (increase) in prepaid expenses
        and other receivables                                 21         (77)
      Decrease in other accrued expenses                      66          96
                                                      ----------  ----------
        Net cash provided by
          operating activities                               469         395
                                                      ----------  ----------

Investing activities
  Maturities of available-for-sale securities                951          43
  Net decrease in loans made to customers                    746         884
  Purchases of premises and equipment                        (53)          -
                                                      ----------   ---------
        Net cash provided by
          investing activities                             1,644         927
                                                      ----------   ---------

Financing activities
  Net increase in demand deposits,
    interest bearing transaction accounts
    and savings accounts                                     897         621
  Net increase in certificates of
    deposit and other time deposits                           73         246
  Cash dividends paid                                       (506)       (506)
                                                      ----------   ---------
        Net cash provided by
          financing activities                               464         361
                                                      ----------   ---------

Increase in cash and cash equivalents                      2,577       1,683

Cash and cash equivalents, beginning                       3,132       3,023
                                                      ----------   ---------

Cash and cash equivalents, ending                     $    5,709   $   4,706
                                                      ==========   =========











See notes to financial statements.

CLOVER COMMUNITY BANK

Notes to Financial Statements


Accounting Policies - A summary of significant accounting policies is included in Form 10-KSB Annual Report, for the year ended December 31, 1997.

Management Opinion - In the opinion of management, the accompanying unaudited financial statements of Clover Community Bank reflect all adjustments which are necessary for a fair presentation of the results of the periods presented. Such adjustments are of a normal recurring nature.

Nonperforming Loans - As of March 31, 1998, nonaccrual loans totaled $3,000 and there were $19,000 in loans 90 days or more past due as to principal or interest payments and still accruing interest income.

Statement of Cash Flows - Interest paid on deposits and other borrowings amounted to $414,000 and $404,000 for the three months ended March 31, 1998 and 1997, respectively. Income tax payments of $12,000 were made during the first three months of 1998, and income tax payments of $11,000 were made during the first three months of 1997. Non-cash investment security valuation adjustments totaling $1,000 were made in the first quarter of 1998 decreasing available-for-sale securities, with a related shareholders' equity account decreasing a total of $1,000. During the same period for 1997, such adjustments increased available-for-sale securities by $23,000, increased net deferred income taxes $8,000, and increased the related shareholders' equity account by $15,000.

Earnings Per Share - Earnings per common share is computed on the basis of the average number of shares outstanding during each year, retroactively adjusted to give effect to any stock splits and stock dividends. As required, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" for the year ended December 31, 1997. Because the Bank has never had any dilutive potential common shares or dilutive stock options or warrants, adoption of the statement had no effect on the Bank's financial statements for any period.

                              CLOVER COMMUNITY BANK

                      MANAGEMENT'S DISCUSSION AND ANALYSIS


Results of Operations

         Clover Community Bank (the "Bank") recorded net income of $237,000 or $.23 per share for the first quarter of 1998. These results compare favorably with net income of $229,000 or $.23 per share for the first quarter of 1997. Return on average assets was 1.82% and 1.78% for the 1998 and 1997 periods, respectively, and return on average shareholders' equity was 15.01% and 15.87% for the same periods.

         The principal source of the Bank's increase in net income for the first quarter of 1998 was an increase in net interest income. Net interest income for 1998 was $618,000, representing an increase of $50,000 or 8.8% over the same quarter of 1997. This increase resulted primarily from improved interest rate spreads and net yields on earning assets. These rate differential improvements were enhanced further by a slight increase in average earning assets and a slight decrease in average interest bearing liabilities. The interest rate spread for the 1998 period was 4.53% or 37 basis points greater than for the same period of 1997. The net yield on earning assets was 5.23% or 40 basis points greater than for the 1997 period. Average earning assets for the 1998 period were $212,000 or .4% greater than for the 1997 period and 1998 average interest bearing liabilities were $427,000 or 1.0% less than for the 1997 period.

Provision and Allowance for Loan Losses

         No provision for loan losses was made during the first quarter of either 1998 or 1997. At March 31, 1998, the allowance for loan losses stood at
 .87% of loans, compared with .85% at December 31, 1997. Net charge-offs totaled $1,000 for the first quarter of 1998, compared with net recoveries of $1,000 for the first three months of 1997. As of March 31, 1998, there were $19,000 in real estate loans 90 days past due still accruing interest income, and nonaccrual loans totaled $3,000, with all of this amount being comprised of consumer installment loans.

         Management maintains the allowance at a level deemed sufficient to absorb all estimated future risk of loss inherent in the loan portfolio.

Noninterest Income

         Noninterest income was $92,000 for the first quarter of 1998, compared with $80,000 for 1997. Service charges on deposit accounts increased by $17,000 due to increased levels of chargeable activity, and credit life insurance commissions decreased by $6,000 primarily because of early payouts of loans requiring rebates of such commission income.


Noninterest Expenses

         Noninterest expenses increased by $51,000 or 16.1% for the first quarter of 1998 compared with the first quarter of 1997. Salaries and employee benefits increased $11,000 or 6.3% and occupancy and furniture and equipment expenses increased by $24,000 or 43.6% due to increased depreciation, service agreements and other costs associated with computer equipment. Other expenses increased by $16,000 or 18.6%. No particular category of expense was responsible for this increase; rather, it was the result of small increases in several categories. Management continuously monitors the growth in noninterest expenses in order that such growth in overhead remains commensurate with the Bank's growth.

Liquidity

     Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. Clover Community Bank manages both assets and liabilities to achieve appropriate levels of liquidity. Cash and short-term investments are the Bank's primary source of asset liquidity. These funds provide a cushion against short-term fluctuations in cash flow from both deposits and loans. Securities, particularly the available-for-sale category, are the Bank's principal source of secondary asset liquidity. However, the availability of this source of funds is influenced by market conditions. Individual and commercial deposits are the Bank's primary source of funds for credit activities. The Bank's ratio of loans to total deposits at March 31, 1998 was 72.5%. Management believes that the Bank's liquidity sources are adequate to meet its operating needs.


Capital Resources

     The capital base for the Bank decreased by $270,000 since December 31, 1997 as the result of the $237,000 net income for the three months ended March 31, 1998, less a $1,000 decrease in unrealized net holding gains on available-for-sale securities, less $506,000 for cash dividends paid to shareholders.

     The Bank is subject to regulatory risk-based capital adequacy standards. Under these standards, banks are required to maintain certain minimum ratios of capital to risk-weighted assets and average total assets. Under the provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA), federal bank regulatory authorities are required to implement prescribed "prompt corrective actions" upon the deterioration of the capital position of a bank. If the capital position of an affected institution were to fall below certain levels, increasingly stringent regulatory corrective actions are mandated.

         The Bank's March 31, 1998 risk-based capital ratios are presented in the following table, compared with the minimum ratios under the FDIC regulatory definitions and guidelines:

                                                                       Minimum
                                                             The       Require-
                                                             Bank       ments
                                                             ----       -----

     Tier 1 (core capital)                                   18.0%        4.0%
     Total capital (tier 1 plus tier
       2 or supplementary capital)                           18.8%        8.0%
     Leverage                                                11.6%        3.0%

SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


CLOVER COMMUNITY BANK


       May 8, 1998                            /s/James C. Harris, Jr.
---------------------------            -----------------------------------------
          Date                         James C. Harris, Jr., President and Chief
                                         Executive Officer



       May 8, 1998                              /s/Gwen M. Thompson
---------------------------            -----------------------------------------
          Date                          Gwen M. Thompson, Senior Vice President,
                                          Cashier, and Secretary (Principal
                                          accounting officer)